As filed with the Securities and Exchange Commission on April 25, 2007

Registration No. 333-64926

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2749762
(State or other jurisdiction of	(I.R.S. Employer
Incorporation)	Identification Number)

15305 Dallas Parkway, Suite 1600

Addison, Texas 75001

(972) 713-3500

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

2001 EQUITY-BASED COMPENSATION PLAN

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

William H. Wilcox

President and Chief Executive Officer

United Surgical Partners International, Inc.

15305 Dallas Parkway, Suite 1600

Addison, Texas 75001

(972) 713-3500

(Name, address and telephone number,

including area code, of agent for service)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (No. 333-64926), filed by United Surgical Partners International, Inc. (the “Registrant”) with the Securities and Exchange Commission on July 11, 2001 (the “Registration Statement”), in connection with the Registrant’s Stock Option and Restricted Stock Purchase Plan, the Registrant’s 2001 Equity-Based Compensation Plan and the Registrant’s Employee Stock Purchase Plan (collectively, the “Plans”).

On April 19, 2007, the Registrant and UNCN Acquisition Corp. completed a merger (the “Merger”) of the Registrant with UNCN Acquisition Corp. pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of January 7, 2007, among the Registrant, UNCN Holdings, Inc. and UNCN Acquisition Corp.  In connection with the Merger, all outstanding options, restricted stock and restricted stock units issued under the Plans became fully vested and were cancelled in exchange for the right to receive cash consideration.

This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all securities previously registered under the Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on April 25, 2007.

United Surgical Partners International, Inc.

By:	/s/William H. Wilcox
William H. Wilcox
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 has been signed below by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ William H. Wilcox	Director, President and Chief Executive	April 25, 2007
William H. Wilcox	Officer (Principal Executive Officer)

*	Executive Vice President and Chief Financial	April 25, 2007
Mark A. Kopser	Officer (Principal Financial Officer)

*	Senior Vice President, Accounting and	April 25, 2007
John J. Wellik	Administration and Secretary (Principal
Accounting Officer)

*	Chairman of the Board	April 25, 2007
Donald E. Steen

Director
Joel T. Allison

Director
Mike Donovan

*	Director	April 25, 2007
John C. Garrett, M.D.

*	Director	April 25, 2007
D. Scott Mackesy

Director
James Ken Newman

*	Director	April 25, 2007
Boone Powell, Jr.

*	Director	April 25, 2007
Paul B. Queally

*By:	/s/William H. Wilcox
William H. Wilcox
Attorney-in-fact